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                                                                      EXHIBIT 32



CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of I-Sector Corporation (the "Company") on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James
H. Long, Chief Executive Officer, Chief Financial Officer, President and Chairman of the Board, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                       I-Sector Corporation.

August 19, 2003                        By:        /s/ JAMES H. LONG
Date                                       ------------------------------------
                                       James H. Long, Chief Executive Officer,
                                       Chief Financial Officer,
                                       President and Chairman of the Board